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                              READ-RITE CORPORATION


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     Opening Comments to be used by Applied Magnetics Corporation for an analyst conference call to take place on February 24, 1997.


                          Applied Magnetics Corporation
                            Analysts Conference Call
                    Monday, February 24, 1997, 2:00 pm (EST)


OPENING COMMENTS

*   Good morning and welcome.

* As you know, today we proposed a business combination between Applied Magnetics Corporation and Read-Rite Corporation which would create the leading supplier of thin film inductive disk heads. The purpose of this call is to briefly discuss the details of this proposed transaction and the business rationale behind it.

* Before getting started, I would like to read the following Safe Harbor statement regarding forward-looking statements that may be made during this call:

    Statements looking forward in time are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties, including general economic conditions, delays and risks associated with the development of new technologies and regulatory risks.

* Under the terms of the $1.8 billion business combination proposal, Read-Rite's stockholders would receive .679 common shares of Applied Magnetics for each common share of Read-Rite. Based on the closing price of our stock on February 21, the exchange ratio would produce a value of $37.50 for each common share of Read-Rite.

* This represents a premium of 33% over the closing price for Read-Rite's stock on February 21, 1997. The transaction is structured to be tax-free to Read-Rite's stockholders, and it is intended that the transaction would qualify for pooling-of-interests accounting, but it is not conditioned on such treatment.

* The strategic benefits of the proposed combination are clear stockholders, employees and customers of both companies will gain. The combined company will be better positioned as an industry leader in an increasingly competitive business environment. I'd like to go into greater detail about the strategic reasons for this transaction.





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*   This combination would create one of the leading disk head suppliers and the leading thin film disk head supplier, with output of 40 million heads per quarter and annualized sales of more than $1.8 billion per year.

* The combined company would be in a stronger position to counter growing domestic and international competition, which includes IBM and Seagate, as well as major Japanese suppliers such as Yamaha and TDK.

* The combined company would be the undisputed leader in advanced thin film inductive heads in the market, leveraging off of Applied Magnetics' lead in this technology and Read-Rite's volume production capacities. Other producers have either already abandoned -- or are in the process of abandoning -- this technology, while demand for these products remains strong. We believe that thin film inductive heads technology can be extended beyond the 2 GB/3.5" disc and thus represents a low-cost alternative to MR.

* Our plan is to take advantage of this strong market demand for thin film products while simultaneously building MR capacity.

* To that end, combining Applied Magnetics and Read-Rite would significantly strengthen the combined company's competitive position in the introduction of MR technology. Each company has recently begun volume production of MR. The combined capacity and expertise of Applied Magnetics and Read-Rite would offer a more effective competitive position against our current competitors.

* The combination of Applied Magnetics and Read-Rite would also broaden the new company's customer base, thereby reducing the risk of concentration.

* Combining the two companies and extending Applied Magnetics' organizational and operational efficiencies to Read-Rite would result in substantial cost savings and enhanced profitability.

* By eliminating redundant functions and efforts in SG&A and R&D, we have identified $100 million in cost savings in the first full year of combined operations.

* Combining and coordinating the R&D efforts of the two companies would result in improved time to market and in better predictability with which new products and technologies can be brought to market, addressing a challenge that Read-Rite is currently facing and one that Applied Magnetics has faced in the past.




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*   Together, we would have five wafer fabricating facilities, two slider fabricating facilities and numerous assembly operations. This increase in sites would give the combined company more operational and capacity planning flexibility. Multiple sites also would reduce the risks inherent in single-site manufacturing.

* Another factor favoring this transaction is the increased volume purchasing power the combined company would enjoy for materials, components and capital equipment, leading to anticipated cost reductions in these areas.

* Finally, the Intellectual Property portfolio of the combined company would be formidable -- with numerous existing and pending Patents and Patent Applications in the US and a number of foreign Patents, gaining strength for both defensive purposes and for licensing and cross-licensing purposes.

* We have proposed this business combination solely to create a more competitive market participant and low-cost producer. We feel that the rationale I just outlined for you makes a compelling case for the tremendous value this transaction will offer to our stockholders and customers.

* Before going to questions, I'd like to recap why this deal makes so much sense for Applied Magnetics and Read-Rite stockholders:

    => Creation of one of the leading disk head suppliers in the world and the leading supplier of thin film inductive disk heads;
    =>    An excellent strategic fit between thin film and MR
          capabilities;
    =>    More competitive, low-cost producer;
    =>    Multiple manufacturing and assembly sites;
    =>    Redundant cost savings in SG&A and R&D;
    =>    $100 million in cost savings in the full first year;
    => Economies of scale, including increased purchasing power for materials, components and capital equipment;
    =>    A formidable global patent position;
    =>    $1.8 billion in annualized sales;
    =>    A much broader customer base; and
    =>    A new global force in disk manufacture and supply.





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*   Thank you. Before we begin the question and answer session, let me just remind you that my discussion may have included forward looking statements and actual results could differ materially due to a number of factors. Please limit your questions to one per person, and I will answer as many as time allows.

*   Now, Operator, please open the lines for questions.

* We're nearing the end of our allotted time, so I'll take one final question.
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